Exhibit 99.1

NTN Buzztime, Inc. Reports First-Quarter 2015 Results

- The BEOND Platform Reaches 43% of the Installed Base -

- Aligns Business to Key Initiatives and Reduces Future Operating Expenses -

CARLSBAD, Calif., May 7, 2015 — NTN Buzztime, Inc. (NYSE MKT: NTN), reported financial results for the first-quarter ended March 31, 2015.

“Our technology transformation continues to progress well,” said Ram Krishnan, NTN Buzztime CEO. “In the first quarter, we launched Jackpot Trivia (JPT) on our new game platform. JPT is tracking solidly as is the early testing for our new sports line-up, which is also utilizing our new game platform. In addition, our initiative for tableside ordering and closeout is advancing. We are currently launching self-service dining with long-time partner Arooga’s.

“At March 31, 2015, we increased the BEOND platform to 43% of our installed base from 37% at December 31, 2014. The previously discussed delay in tablet cases is impacting installations in the first half of 2015. We expect the installation rate to accelerate toward the latter half of the year. Our key initiatives include converting our installed base from Classic Playmaker to the BEOND platform; launching new games that entertain and engage; expanding our footprint into new brands; and increasing our revenue through premium services. In May, to increase focus on these objectives, we realigned our business via operational and staffing changes. We believe these actions will help ensure we can deliver value to our customers in the shortest time possible while reducing our spend.

“Furthermore, we increased liquidity by securing a credit facility with an institutional lending partner. We intend to use our expanded financial flexibility and strengthened balance sheet to fund future growth,” concluded Mr. Krishnan.

Results for the First-Quarter Ended March 31, 2015

Revenues were $5.7 million, compared to $6.4 million for the same period in 2014, due to expected decreases in site count associated with the tablet transition and to fewer installations associated with the delay in case production. Direct costs were $2.6 million including a scrap expense of $162,000 compared to $2.5 million for the same period in 2014. Selling, general and administrative expenses were $5.2 million, compared to $4.4 million for the same period in 2014, reflecting the investment in key personnel and marketing initiatives, which were offset by a decrease in professional fees and consulting. Net loss was $2.3 million, or $0.02 per share, compared to $0.6 million, or $0.01 per share, in the same period a year ago.

Metric Review: Quarter Ended March 31, 2015 Compared to December 31, 2014

The company ended the first quarter of 2015 with 2,908 subscribing venues, compared to 2,956 as of December 31, 2014. At March 31, 2015, BEOND installations increased to 1,236 locations, or 43% of the installed base compared to 37% at December 31, 2014. At March 31, 2015, the BEOND platform conversion for Buffalo Wild Wings, the largest customer, increased to 788 sites from 710 at the end of the fourth quarter.

At March 31, 2015, cash and cash equivalents were $7.2 million, compared to $7.2 million at December 31, 2014. In April, the company closed a three-year revolving credit agreement with East West Bank for up to $10.0 million dollars, in addition to maintaining the current equipment lender relationship.

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Conference Call

Management will review the results on a conference call today, May 7, 2015, at 4:30 p.m. ET. To access the call, please use passcode 37391270 and dial:

•	(877) 307-1373 for the live call and (855) 859-2056 for the replay, if calling from the United States or Canada
•	(678) 224-7873 for the live call and (404) 537-3406 for the replay, if calling internationally

The call will also be accompanied live by webcast over the Internet and accessible at the company's website at http://www.buzztime.com. The replay of the call will be available until May 14, 2015.

Forward-looking Statements

This release contains forward-looking statements which reflect management's current views of future events and operations, including but not limited to statements about our growth plans, product and platform development, launches and usage, new revenue and the effect of cost control measures, acceptance in the marketplace, customer development, customer and consumer satisfaction and the number of locations, players and games. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, the regulatory environment, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant social entertainment and integrated marketing platform. Trusted by bars and restaurants in North America since 1985, Buzztime integrates trivia, card and sports games with in- and out-of-venue messaging and communication tools. With over 7 million player registrations on the Buzztime platform and over 80 million games played in 2014, Buzztime players spread the word and invite friends and family to their favorite Buzztime locations to enjoy evenings of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give patrons a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit http://www.buzztime.com or follow us on Facebook or Twitter @buzztime.

IR AGENCY CONTACT:

Kirsten Chapman/Becky Herrick, LHA

buzztime@lhai.com

415-433-3777

(financial tables follow)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value amount)

	March 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$7,163	$7,185
Accounts receivable, net	645	2,190
Site equipment to be installed	4,198	4,755
Prepaid expenses and other current assets	642	742

Total current assets	12,648	14,872

Broadcast equipment and fixed assets, net	3,571	3,400
Software development costs, net	1,609	1,634
Deferred costs	1,159	1,092
Goodwill	997	1,084
Intangible assets, net	117	129
Other assets	57	57

Total assets	$20,158	$22,268

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$577	$617
Accrued compensation	1,062	749
Accrued expenses	1,004	969
Sales taxes payable	140	133
Income taxes payable	84	104
Notes payable—current portion	2,025	2,176
Obligations under capital leases—current portion	68	28
Deferred revenue	2,320	1,836
Other current liabilities	387	481

Total current liabilities	7,667	7,093

Notes payable, excluding current portion	2,670	3,143
Obligations under capital leases, excluding current portion	142	30
Deferred revenue, excluding current portion	412	378
Deferred rent	657	693
Other liabilities	1	7

Total liabilities	11,549	11,344

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at March 31, 2015 and 2014	1	1
Common stock, $.005 par value, 168,000 shares authorized at March 31, 2015 and December 31, 2014; 92,381 and 92,370 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	462	462
Treasury stock, at cost, 503 shares at March 31, 2015 and December 31, 2014	(456)	(456)
Additional paid-in capital	128,384	128,283
Accumulated deficit	(120,108)	(117,845)
Accumulated other comprehensive income	326	479

Total shareholders’ equity	8,609	10,924

Total liabilities and shareholders’ equity	$20,158	$22,268

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues
Subscription revenue	$4,200	$4,619
Sales-type lease revenue	840	1,113
Other revenue	686	686

Total revenue	5,726	6,418

Operating expenses:
Direct operating costs (includes depreciation and amortization)	2,649	2,530
Selling, general and administrative	5,162	4,390
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	121	152

Total operating expenses	7,932	7,072

Operating loss	(2,206)	(654)
Other (expense) income, net	(43)	15

Loss before income taxes	(2,249)	(639)
Provision for income taxes	(14)	(10)

Net loss	$(2,263)	$(649)

Net loss per common share – basic and diluted	$(0.02)	$(0.01)

Weighted average shares outstanding – basic and diluted	91,876	78,178

Comprehensive loss
Net loss	$(2,263)	$(649)
Foreign currency translation adjustment	(153)	(63)

Total comprehensive loss	$(2,416)	$(712)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three months ended March 31,
	2015	2014
Cash flows provided by (used in) operating activities:
Net loss	$(2,263)	$(649)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	701	685
Provision for doubtful accounts	(39)	20
Stock-based compensation	99	52
Issuance of common stock to consultant in lieu of cash payment	1	6
Loss from disposition of equipment	1	22
Changes in assets and liabilities:
Accounts receivable	1,459	(493)
Site equipment to be installed	317	(388)
Prepaid expenses and other assets	8	25
Accounts payable and accrued liabilities	312	421
Income taxes payable	(13)	(6)
Deferred costs	(70)	(145)
Deferred revenue	518	29
Deferred rent	(36)	(32)

Net cash provided by (used in) operating activities	$995	(453)

Cash flows used in investing activities:
Capital expenditures	(215)	(322)
Software development expenditures	(222)	(198)

Net cash used in investing activities	(437)	(520)

Cash flows (used in) provided by financing activities:
Proceeds from notes payable	74	764
Payments on notes payable	(699)	(439)
Principal payments on capital leases	(7)	(6)
Proceeds from exercise of stock options	–	6
Tax withholding related to net-share settlements of restricted stock units	–	(15)

Net cash (used in) provided by financing activities	(632)	310

Net decrease in cash and cash equivalents	(74)	(663)

Effect of exchange rate on cash	52	(31)

Cash and cash equivalents at beginning of period	7,185	5,455

Cash and cash equivalents at end of period	$7,163	$4,761

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EBITDA

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands) to EBITDA:

	For the three months ended March 31,
	2015	2014
Net loss per GAAP	$(2,263)	$(649)
Interest expense, net	102	24
Income tax provision	14	10
Depreciation and amortization	701	685
EBITDA	$(1,446)	$70

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